UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2007

Optium Corporation

(Exact Name of Company as Specified in Charter)

Delaware	001-33109	59-3684497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Precision Road Horsham, PA 19044	19044
(Address of Principal Executive Offices)	(Zip Code)

(267) 803-3800

(Registrant’s telephone number,

including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act            (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Agreement

In connection with the consummation of the merger discussed below, a subsidiary of Optium Corporation became obligated under the contract discussed below.  On May 11, 2006, Kailight Photonics, Ltd. (“Kailight Ltd.”), an affiliate of the Company as of May 15, 2007, entered into an unprotected lease agreement with Niber Promotions and Investments, Ltd., Atido Holding Ltd. and Roller Electric Works, Ltd. (the “Lease Agreement”).  The lease is for 688 square meters on the fourth floor of the Lev Hanitzan Building in the Nes Ziona scientific park.  The Lease Agreement expires on June 30, 2010 but Kailight Ltd. has two 24 month options to renew, expiring on June 30, 2012 and June 30 2014, respectively.  Currently, the base monthly rent paid in New Israeli Shekels is equal to $7,505 plus value added tax and is subject to yearly increases.

The description of the Lease Agreement contained in this item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Lease Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 15, 2007, the previously announced acquisition of Kailight Photonics, Inc. (“Kailight”) was consummated by the merger (the “Merger”) of CLP Acquisition I Corp. (“Merger Sub”), a wholly owned subsidiary of the Company with and into Kailight pursuant to the Agreement and Plan of Merger by and among the Company, Kailight, Merger Sub and the stockholders’ representatives named therein dated March 27, 2007 (the “Merger Agreement”).  The aggregate purchase price for the Merger was approximately $35 million.  Approximately $3.35 million of the merger consideration is being held in escrow for a one year period to satisfy any claims of indemnification by the Company.  The Merger Agreement provides for a potential earnout of up to $5 million to be paid after the end of January 2009 based on the acquired Kailight operations reaching certain performance milestones.  In connection with the Merger, the Company also assumed specified Kailight options and granted options to purchase shares of the Company’s common stock to the Kailight employees in substitution for such Kailight options.  The Company also satisfied certain Kailight liabilities in connection with the closing of the Merger.  In connection with the Merger, Kailight will be renamed Optium Israel and Sagie Tsadka will become the vice president and general manager of Optium Israel.

The description of the Merger and Merger Agreement contained in this item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On May 17, 2007 the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits.  See Exhibit index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIUM CORPORATION

	By:	/s/ Christopher E. Brown
Name: Christopher E. Brown
Title: General Counsel, Vice President of Corporate Development and Secretary

Date: May 21, 2007

Index to Exhibits

Exhibit No.	Description
2.1+

Agreement and Plan of Merger by and among Optium Corporation, CLP Acquisition I Corp., Kailight Photonics, Inc. and the Stockholders Representatives name therein dated March 27, 2007 as amended by the Acknowledgement and Agreement to the Agreement and Plan of Merger dated April 11, 2007

10.1	Unprotected Lease Agreement by and among Kailight Photonics, Ltd., Niber Promotions and Investments, Ltd., Atido Holding Ltd. and Roller Electric Works, Ltd. dated May 11, 2006

99.1	Press Release issued by Optium Corporation dated May 17, 2007

+                    Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. Omitted portions have been filed separately with the SEC.